     As filed with the Securities and Exchange Commission on March 7, 2002
                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      ------------------------------------


                               XANSER CORPORATION
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                     75-1191271
(State or other jurisdiction of incorporation               (I.R.S Employer
               or organization)                            Identification No.)

          2435 N. CENTRAL EXPRESSWAY
           RICHARDSON, TEXAS 75080                               75080
   (Address of Principal Executive Offices)                    (Zip Code)

                            750,000 ADDITIONAL SHARES
                                      UNDER
                               XANSER CORPORATION
                            DEFERRED STOCK UNIT PLAN
                            (Full title of the plan)

                      ------------------------------------

                                 JOHN R. BARNES
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               XANSER CORPORATION
                           2435 N. CENTRAL EXPRESSWAY
                             RICHARDSON, TEXAS 75080
                     (Name and address of agent for service)

                                 (972) 699-4000
          (Telephone number, including area code, of agent for service)

                                  With Copy to:

                                 JOHN A. WATSON
                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                            HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151
                      ------------------------------------


                         CALCULATION OF REGISTRATION FEE

                                                     PROPOSED MAXIMUM          PROPOSED MAXIMUM
TITLE OF SECURITIES TO       AMOUNT TO BE           OFFERING PRICE PER        AGGREGATE OFFERING          AMOUNT OF
    BE REGISTERED           REGISTERED (1)              SHARE (2)                   PRICE              REGISTRATION FEE
    -------------           --------------              ---------                   -----              ----------------
Common Stock,                   750,000                   $2.28                   $1,710,000                 $157.32
without par value

(1) Also includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of such plan.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, based on the average of the high and low trading prices on March 6, 2002.

================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This Registration Statement on Form S-8 covers additional shares of the Registrant's common stock under the Xanser Corporation Deferred Stock Unit Plan, as amended on April 7, 2001 and February 20, 2002 (the "Plan"). A Registration Statement on Form S-8 (Reg. No. 333-08725) (the "Earlier Registration Statement") is effective with respect to 750,000 shares of common stock under the Plan. Except for Items 5, 6 and 8 of the Earlier Registration Statement, the contents of the Earlier Registration Statement are incorporated herein by reference pursuant to Instruction E to Form S-8.


ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer, employee or agent of the corporation, or is or was serving at the request of the corporation as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant's bylaws provide for the indemnification of directors, officers, employees or agents of the Registrant to the fullest extent permitted under Delaware law.

     Article Twelfth of the Registrant's Certificate of Incorporation provides, in part, that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) arising from a breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) arising from a director's intentional misconduct or knowing violation of law, (iii) for illegal dividends and stock repurchases or (iv) involving a director's improper personal benefit.

ITEM 8.        EXHIBITS.
     4.1       Restated Certificate of Incorporation of the Registrant, dated
               September 26, 1979, filed as Exhibit 3.1 to the Registrant's
               Registration Statement on Form S-16, which exhibit is hereby incorporated by reference.

     4.2       Certificate of Amendment to the Restated Certificate of
               Incorporation of the Registrant, dated April 30, 1981, filed as
               Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1981, which exhibit is hereby incorporated by reference.

     4.3       Certificate of Amendment to the Restated Certificate of
               Incorporation of the Registrant, dated May 28, 1985, filed as
               Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1985, which exhibit is hereby incorporated by reference.

     4.4       Certificate of Amendment to the Restated Certificate of
               Incorporation of the Registrant, dated September 17, 1985, filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1985, which exhibit is hereby incorporated by reference.

     4.5       Certificate of Amendment to the Restated Certificate of
               Incorporation of the Registrant, dated July 10, 1990, filed as
               Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, which exhibit is hereby incorporated by reference.

     4.6       Certificate of Amendment to the Restated Certificate of
               Incorporation of the Registrant, dated September 21, 1990, filed as Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990, which exhibit is hereby incorporated by reference.

     4.7       Certificate of Amendment to the Restated Certificate of
               Incorporation of the Registrant, dated August 8, 2001, filed as
               Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on August 22, 2001, which exhibit is hereby incorporated by reference.

     4.8 By-laws of the Registrant filed as Exhibit 3.7 to the Registrant's Annual Report on Form 10-K for the year ended
               December 31, 1998, which exhibit is hereby incorporated by reference.

     4.9       Kaneb Services, Inc. Deferred Stock Unit Plan, as amended on
               April 7, 2001 (the "DSU Plan"), filed as Exhibit 10.6 to the exhibits of the Registrant's Form 10-Q for the quarter ended June
               30, 2001, which exhibit is hereby incorporated by reference.

     4.10      Amendment to the DSU Plan dated February 20, 2002.

     5.1 Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities being registered.

     23.1      Consent of KPMG LLP.

     23.2 Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1 hereto).

     24.1      Power of Attorney (contained on page II-3 hereof).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richardson, State of Texas, on March 7, 2002.

                             XANSER CORPORATION

                             By:            /s/ Howard C. Wadsworth
                                ------------------------------------------------
                                              Howard C. Wadsworth
                                    Vice President, Treasurer and Secretary


                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of John R. Barnes and Howard C. Wadsworth his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                          Title                                   Date
               ---------                                          -----                                   ----
          /s/ John R. Barnes                     *Chairman of the Board, President and
---------------------------------------                 Chief Executive Officer
             John R. Barnes                          (Principal Executive Officer)                   March 7, 2002


         /s/ Michael R. Bakke
---------------------------------------                        Controller
           Michael R. Bakke                          (Principal Accounting Officer)                  March 7, 2002

            /s/ Sangwoo Ahn
---------------------------------------
              Sangwoo Ahn                                       Director                             March 7, 2002

        /s/ Frank M. Burke, Jr.
---------------------------------------
          Frank M. Burke, Jr.                                   Director                             March 7, 2002

          /s/ Charles R. Cox
---------------------------------------
            Charles R. Cox                                      Director                             March 7, 2002

           /s/ Hans Kessler
---------------------------------------
             Hans Kessler                                       Director                             March 7, 2002

         /s/ James R. Whatley
---------------------------------------
           James R. Whatley                                     Director                             March 7, 2002

                                  EXHIBIT INDEX

    Exhibit Number                              Description
    --------------                              -----------
         4.1                  Restated Certificate of Incorporation of the
                              Registrant, dated September 26, 1979, filed as
                              Exhibit 3.1 to the Registrant's Registration
                              Statement on Form S-16, which exhibit is hereby
                              incorporated by reference.

         4.2                  Certificate of Amendment to the Restated
                              Certificate of Incorporation of the Registrant, dated April 30, 1981, filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1981, which exhibit is hereby incorporated by reference.

         4.3                  Certificate of Amendment to the Restated
                              Certificate of Incorporation of the Registrant, dated May 28, 1985, filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1985, which exhibit is hereby incorporated by reference.

         4.4                  Certificate of Amendment to the Restated
                              Certificate of Incorporation of the Registrant, dated September 17, 1985, filed as Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1985, which exhibit is hereby incorporated by reference.

         4.5                  Certificate of Amendment to the Restated
                              Certificate of Incorporation of the Registrant, dated July 10, 1990, filed as Exhibit 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1990, which exhibit is hereby incorporated by reference.

         4.6                  Certificate of Amendment to the Restated
                              Certificate of Incorporation of the Registrant, dated September 21, 1990, filed as Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1990, which exhibit is hereby incorporated by reference.

         4.7                  Certificate of Amendment to the Restated
                              Certificate of Incorporation of the Registrant, dated August 8, 2001, filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on
                              August 22, 2001, which exhibit is hereby incorporated by reference.

         4.8 By-laws of the Registrant filed as Exhibit 3.7 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, which exhibit is hereby incorporated by reference.

         4.9 Kaneb Services, Inc. Deferred Stock Unit Plan, as amended on April 7, 2001 (the "DSU Plan"), filed as Exhibit 10.6 to the exhibits of the Registrant's Form 10-Q for the quarter ended June
                              30, 2001, which exhibit is hereby incorporated by reference.

         4.10                 Amendment to the DSU Plan dated February 20, 2002.

         5.1 Opinion of Fulbright & Jaworski L.L.P. regarding the legality of the securities being registered.

         23.1                 Consent of KPMG LLP.

         23.2 Consent of Fulbright & Jaworski L.L.P. (contained in Exhibit 5.1 hereto).

         24.1                 Power of Attorney (contained on page II-3 hereof).